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                                                                    EXHIBIT 99.1


               TO VOTE BY MAIL, PLEASE DETACH THE PROXY CARD HERE
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                             REDBACK NETWORKS INC.
                 SPECIAL MEETING OF STOCKHOLDERS, MARCH 8, 2000
                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                  BOARD OF DIRECTORS OF REDBACK NETWORKS INC.

PROXY
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THE UNDERSIGNED STOCKHOLDER OF REDBACK NETWORKS INC., A DELAWARE CORPORATION
("REDBACK"), HEREBY CONSTITUTES AND APPOINTS DENNIS L. BARSEMA AND CRAIG M. GENTNER, AND EACH OF THEM, THE ATTORNEYS AND PROXIES OF THE UNDERSIGNED, EACH WITH THE POWER OF SUBSTITUTION, TO ATTEND AND ACT FOR THE UNDERSIGNED AT THE SPECIAL MEETING OF STOCKHOLDERS OF REDBACK TO BE HELD AT THE SHERATON HOTEL, LOCATED AT 1100 NORTH MATHILDA AVENUE, SUNNYVALE, CALIFORNIA 94089, ON MARCH 8, 2000 AT 10:00 A.M., LOCAL TIME, AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, AND IN CONNECTION THEREWITH TO VOTE AND REPRESENT ALL OF THE SHARES OF COMMON STOCK OF REDBACK HELD OF RECORD BY THE UNDERSIGNED ON JANUARY 31, 2000, AS DIRECTED ON THE REVERSE SIDE OF THIS PROXY.

Said attorneys and proxies, and each of them, shall have all the powers which the undersigned would have if acting in person. The undersigned hereby revokes any other proxy to vote at such meeting and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. Said proxies, without hereby limiting their general authority, are specifically authorized to vote in accordance with their best judgment with respect to all matters incident to the conduct of the meeting and all matters presented at the meeting but which are not known to the Board of Directors at the time of the solicitation of this proxy.

Each of the proxies named in this proxy present at the special meeting, either in person or by substitute, shall have and exercise all the powers of said proxies hereunder. This proxy will be voted in accordance with the choices specified by the undersigned on this proxy. In their discretion, each of the above-named proxies is authorized to vote upon such other business incident to the conduct of the special meeting as may properly come before the special meeting or any postponements or adjournments thereof. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR PROPOSAL NO. 1, NO. 2, NO. 3, NO. 4, AND NO. 5, AND ON ANY OTHER MATTERS TO BE VOTED UPON.

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                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE   SEE REVERSE SIDE
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                            YOUR VOTE IS IMPORTANT!
                       YOU CAN VOTE IN ONE OF THREE WAYS:

                        OPTION 1: VOTE OVER THE INTERNET

1. Read the accompanying Joint Proxy Statement/Prospectus.

2. Have your 12-digit control number and company number located on your voting ballot available.

3. Point your browser to http://www.cybervote.georgeson.com.

4. Follow the instructions. You will be given two choices:

   o You can simply cast your vote; or

   o You can cast your vote and register to receive all future shareholder communications electronically, instead of in print. This means that the annual report, proxy, and any other correspondence will be delivered to you electronically via e-mail.


                          OPTION 2: VOTE BY TELEPHONE

1. Read the accompanying Joint Proxy Statement/Prospectus.

2. Have your 12-digit control number located on your voting ballot available.

3. Using a touch-tone phone, call, toll-free: 1-(877) 260-0388.

4. Follow the recorded instructions.


                                       OR

                         OPTION 3: VOTE BY PAPER BALLOT

1. Read the accompanying Joint Proxy Statement/Prospectus.

2. Mark your vote on the enclosed paper ballot and return it in the envelope provided.

Voting by Internet or telephone is fast, convenient and your vote is immediately confirmed and tabulated. Using the Internet or the telephone, you can vote anytime, 24 hours a day. More importantly, by choosing either option, you help Redback reduce postage and proxy tabulation costs. Please do not return the enclosed paper ballot if you are voting using the Internet or telephone.

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COMPANY NUMBER                                                    CONTROL NUMBER
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               TO VOTE BY MAIL, PLEASE DETACH THE PROXY CARD HERE
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[X] PLEASE MARK VOTES AS IN
    THIS EXAMPLE

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   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4, AND 5.
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1. To approve and adopt a merger agreement dated           FOR  AGAINST  ABSTAIN
   November 28, 1999 between Redback and Siara Systems     [ ]    [ ]      [ ]
   Inc. ("Siara"), approve a merger that will cause
   Siara to merge with and into Redback and approve the issuance of 31,341,986 shares of Redback common stock pursuant to the merger with Siara.

2. To amend Redback's certificate of incorporation to      FOR  AGAINST  ABSTAIN
   the authorized number of shares of Redback common       [ ]    [ ]      [ ]
   stock from 80,000,000 to 200,000,000.

3. To amend Redback's 1999 Stock Incentive Plan to         FOR  AGAINST  ABSTAIN
   increase the initial number of shares of Redback        [ ]    [ ]      [ ]
   common stock reserved for issuance under the plan from 5,000,000 to 8,000,000 and to increase the number of shares of Redback common stock by which the share reserve will automatically increase on an annual basis from lesser of 3,000,000 or 5% of the total number of shares of Redback common stock outstanding at the time of the increase to the lesser of 3,000,000 or 5% of the total number of shares of Redback common stock outstanding at the time of the increase. If approved, this amendment will take place only if the merger with Siara is completed.

4. To amend Redback's 1999 Employee Stock Purchase Plan    FOR  AGAINST  ABSTAIN
   to increase the initial number of shares of Redback     [ ]    [ ]      [ ]
   common stock reserved for issuance under the plan from 2,000,000 to 3,000,000 and to increase the number of shares of Redback common stock to which the reserve will automatically be restored on an annual basis from 2,000,000 to 3,000,000. If approved, this amendment will take place only if the merger with Siara is completed.

5. To amend Redback's 1999 Directors' Option Plan to       FOR  AGAINST  ABSTAIN
   increase the initial number of shares of Redback        [ ]    [ ]      [ ]
   common stock reserved for issuance under the plan from 400,000 to 800,000 and to increase the number of shares of Redback common stock to which the reserve will automatically be restored to an annual basis from 400,000 to 800,000. If approved, this amendment will take place only if the merger with Siara is completed.

                              The undersigned acknowledges receipt of a copy of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus relating to the special meeting.

                              DATE:                                       , 2000
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                                          (Signature of Stockholder)


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                                          (Signature of Stockholder)

                              IMPORTANT: In signing this proxy please sign exactly as your name(s) is (are) shown on the share certificate to which the proxy applies. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. EACH JOINT TENANT MUST SIGN.